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MODIFICATION AGREEMENT

THIS AGREEMENT is made this 31st day of October 1996, by and between Electronic Processing, Inc., a Missouri corporation (hereinafter "Debtor"), and INDUSTRIAL STATE BANK, a Kansas banking corporation (hereinafter "Bank");

WHEREAS Debtor did execute and deliver unto Bank its original Promissory Note dated June 17, 1996 in the original amount of $500,000.00 made payable to Industrial State Bank, and as security therefor did pledge machinery, equipment, inventory, accounts receivable, software, contract rights, and the personal guarantee of Tom W. Olofson as per the original Security Agreement and Guarantee dated June 17, 1996;

WHEREAS Debtor has now requested that Bank change the current maturity date from July 1, 1997 to October 1, 1997;

WHEREAS Bank has reviewed Debtor's request and hereby agrees to the same;

NOW THEREFORE, IN CONSIDERATION of the promises and agreements contained herein, and other good and valuable considerations, the receipt and sum of which is hereby acknowledged and agreed, it is hereby mutually agreed by the undersigned that said original Note No. 46359 shall mature October 1, 1997, with interest at Industrial State Bank's base lending rate plus two (2) percent (10.25%) per annum, paid and adjusted quarterly beginning February 1, 1997, and on the 1st day of each quarter thereafter until October 1, 1997, when the entire unpaid principal balance then outstanding, together with all unpaid accrued interest, shall become due and payable in full. All other terms and conditions of the existing obligation described herein shall remain unchanged and continue in full force and effect.

IN ADDITION, BY INITIALING BELOW, BOTH DEBTOR AND LENDER AGREE THAT NO UNWRITTEN AGREEMENTS EXIST BETWEEN THEM AND THIS AGREEMENT IS THE FINAL AGREEMENT BETWEEN THEM.

ADDITIONAL TERMS: NONE

Lender:  Industrial State Bank
            By______________
              President

Debtor: Electronic Processing, Inc.
            By___________________
              Chairman & CEO

All Due: October 1, 1997
Address: 501 Kansas Avenue
Kansas City, Kansas 66105
INDUSTRIAL STATE BANK
(Secured Lender)
By:_____________________
     W. R. Hook
     President


ELECTRONIC PROCESSING, INC.
(Debtor)

By_____________________
     Tom W. Olofson
     Chairman/CEO

     Electronic Processing, Inc.

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     a Missouri corporation
     501 Kansas Avenue
     Kansas City, Kansas 66105
     BORROWERS NAME AND ADDRESS
     "I" includes each borrower above, jointly and severally.

     Industrial State Bank
     32nd & Strong
     P.O. Box 6007
     Kansas City, Kansas 66106
     "You" means the lender, its successors and assigns.

     Loan Number   46359
     Date   JUNE 17, 1996
     Maturity Date  JULY 21, 1997
     Loan Amount $ 500,000.00
     Renewal of 45912
I promise to pay you, or your order, at your address listed above the PRINCIPAL sum of FIVE HUNDRED THOUSAND DOLLARS AND NO/100 ------------DOLLARS $500,000.00 Single Advance: I have received all of this principal sum. No additional advances are contemplated under this note.
XX Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. As of today I have received the amount of $__________________ and future principal advances are contemplated.
Conditions: The conditions for future advances are __________________________ XX Open end credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires no later than_____________________. Closed End Credit:
You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
PURPOSE: The purpose of this loan is to provide a line of credit for working capital .
INTEREST: I agree to pay interest (calculated on a 365/actual days basis) on the principal balance(s) owing from time to time as stated below.
Fixed Rate:  I agree to pay interest at the fixed, simple rate of ________%
per year.
XX Variable Rate:  I agree to pay interest at the initial simple rate of
10.25 % per year.  This rate may change as stated below.
XX Index Rate: the future rate will be 2% IN EXCESS OF the following index rate: INDUSTRIAL STATE BANK'S BASE LENDING RATE PER ANNUM.
No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.
XX Frequency and Timing:  The rate on this note may increase as often as
QUARTERLY.
An increase in the interest rate will take effect QUARTERLY BEGINNING OCTOBER 1, 1996
Limitations: The rate on this note will not at any time (and no matter what happens to any index rate used) go above or below these limits.
Maximum Rate:  The rate will not go above ___________   Minimum Rate:  The
rate will not go below __________.
Post Maturity Rate:  I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
on the same fixed or variable rate basis in effect before maturity (as indicated above.) XX at a rate equal to 5% IN EXCESS OF THE OTHERWISE APPLICABLE RATE HEREON AT THE TIME OF DEFAULT.
ADDITIONAL CHARGES:  In addition to interest I __ have paid     __ agree to
pay   the following additional charges ________________.
PAYMENTS:  I agree to pay this note as follows:
XX Interest:  I agree to pay accrued interest QUARTERLY, BEGINNING
OCTOBER 1, 1996 AND QUARTERLY THEREAFTER AND AT MATURITY.
XX Principal: I agree to pay the principal AS AVAILABLE, BUT NOT LATER THAN JULY 1, 1997.

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Installments:  I agree to pay this note in ____ payments.  The first payment will be in the amount of $_______ and will be due __________, ____. A payment of $__________ will be due on the _______ day of each _________ thereafter. The final payment of the entire unpaid balance of principal and interest will be due _____________, ____.
Effect of Variable Rate: An increase in the interest rate will have the following effect on the payments. The amount of each scheduled payment will be increased.
The amount of the final payment will be increased.
Notice to Borrower: This written agreement is the final expression of the agreement between you and the Lender, and as such it may not be contradicted by evidence of any prior oral agreements or of a contemporaneous oral agreement between you and the Lender.
ADDITIONAL TERMS:  NONE          INDUSTRIAL STATE BANK
ELECTRONIC PROCESSING, INC.

______________________  _______________________
Chairman (Borrower)     Pres. (Lender)

Affirmation: By signing or initialing here, Borrower & Lender affirm that no unwritten oral agreement between them exists.

XX SECURITY: This note is secured by: MACHINERY, EQUIPMENT, SOFTWARE, INVENTORY, ACCOUNTS RECEIVABLE, CONTRACT RIGHTS, AND THE PERSONAL GUARANTEES OF TOM W. OLOFSON, ALL AS PER THE ORIGINAL DOCUMENTS OF EVEN DATE.

SIGNATURES: I agree to the terms of this note (including those on the other side). I have received a copy on today's date.

ELECTRONIC PROCESSING, INC.
A Missouri Corporation


By:____________________________
   Tom W. Olofson, Chairman/CEO

Signed________________________for Lender, Title PRESIDENT